                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Second Quarter Fiscal 2021 Results

•Net sales $746 million, growth of 45%
◦Strong growth in all business segments
◦Net sales exceeded Q2 2019 pre-pandemic performance
•Significantly improved profitability vs. Q2 2020
◦Gross margin 49.4%, 370 basis point expansion
◦Operating margin 14.4% vs. 4.1% in Q2 2020; adjusted operating margin 14.8% vs. 8.0% in Q2 2020
◦Diluted EPS $1.62 vs. $0.19 in Q2 2020; adjusted diluted EPS $1.67 vs. $0.54 in Q2 2020
•Company raises full year fiscal 2021 outlook
◦Net sales growth of approximately 15%
◦Adjusted diluted EPS growth of approximately 75%
•Quarterly dividend resumed in Q2 at $0.40 per share
ATLANTA, July 30, 2021 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its second quarter fiscal 2021 results.
“Carter’s achieved record levels of sales and earnings in the second quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “We continued to see strong demand for our brands, particularly in our stores, reflecting the benefits from store reopenings, progress with vaccinations, and easing of pandemic-related restrictions.
“Our performance meaningfully exceeded our expectations and was driven, we believe, by the strength of our product offerings, more effective marketing, leaner inventories, and improved price realization.
“Given our strong performance in the first half, we are raising our sales and earnings forecasts for the year. Our revised forecasts reflect an increase in second half spending to expedite shipments from Asia to mitigate pandemic-related delays in production.

“In the second half, we are also planning increased investments in eCommerce capabilities, technology, brand marketing, and employee compensation. We believe these investments, together with structural improvements we’ve made in our business over the past year, will enable us to further strengthen our market leadership position and continue to provide the best value and experience in young children’s apparel.”
Adjustments to Reported GAAP Results
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. These adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Second Fiscal Quarter
	2021				2020
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$107.6	14.4%	$71.6	$1.62	$21.0	4.1%	$8.2	$0.19
Restructuring costs	2.2		1.6	0.04	3.7		2.8	0.07
COVID-19 expenses	1.0		0.8	0.02	12.8		9.7	0.22
Retail store operating leases and other long-lived asset impairments, net of gain	(0.4)		(0.3)	(0.01)	3.7		2.8	0.06
As adjusted	$110.4	14.8%	$73.7	$1.67	$41.1	8.0%	$23.6	$0.54

	First Half
	2021				2020
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating (Loss) Income	% Net Sales	Net (Loss) Income	Diluted EPS
As reported (GAAP)	$235.1	15.3%	$157.8	$3.58	$(57.5)	(4.9)%	$(70.5)	$(1.64)
COVID-19 expenses	3.2		2.4	0.05	15.5		11.8	0.27
Restructuring costs	2.7		2.0	0.05	7.5		5.8	0.13
Retail store operating leases and other long-lived asset impairments, net of gain	(1.9)		(1.5)	(0.03)	5.0		3.8	0.09
Intangible asset impairment	—		—	—	26.5		20.2	0.47
Goodwill impairment	—		—	—	17.7		17.7	0.41
As adjusted	$239.0	15.6%	$160.7	$3.64	$14.8	1.3%	$(11.2)	$(0.26)

Note: Results may not be additive due to rounding.

Consolidated Results
The discussion of results below is presented on an adjusted (non-GAAP) basis where noted.

Second Quarter of Fiscal 2021 compared to Second Quarter of Fiscal 2020
Net sales increased $231.5 million, or 45.0%, to $746.4 million, reflecting strong growth in all business segments. The Company’s U.S. Retail, U.S. Wholesale, and International segments grew 34%, 53%, and 93%, respectively. Second quarter fiscal 2020 results were adversely affected by store closures in North America, particularly in the months of April and May, and reduced wholesale customer shipments as a result of the COVID-19 pandemic. Favorable changes in foreign currency exchange rates improved consolidated net sales in the second quarter of fiscal 2021 by $8.0 million.
Operating income increased $86.6 million to $107.6 million, compared to $21.0 million in the second quarter of fiscal 2020. Operating margin improved to 14.4%, compared to 4.1% in the prior year period. Adjusted operating income (a non-GAAP measure) increased $69.3 million to $110.4 million, compared to $41.1 million in the second quarter of fiscal 2020. Adjusted operating margin increased to 14.8%, compared to 8.0% in the prior year period, reflecting strong product demand, higher gross margin driven by improved price realization, and expense leverage.
Net income was $71.6 million, or $1.62 per diluted share, compared to $8.2 million, or $0.19 per diluted share, in the second quarter of fiscal 2020. Adjusted net income (a non-GAAP measure) was $73.7 million, compared to $23.6 million in the second quarter of fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) was $1.67, compared to $0.54 in the second quarter of fiscal 2020.
First Half of Fiscal 2021 compared to First Half of Fiscal 2020
Net sales increased $364.4 million, or 31.2%, to $1,533.8 million. U.S. Retail, U.S. Wholesale, and International segment net sales grew 31%, 28%, and 46%, respectively. First half fiscal 2020 results were adversely affected by store closures in North America, particularly during the months of March, April and May, and reduced wholesale customer shipments as a result of the COVID-19 pandemic. Favorable changes in foreign currency exchange rates improved consolidated net sales in the first half of fiscal 2021 by $11.2 million.
Operating income was $235.1 million, compared to an operating loss of $57.5 million in the first half of fiscal 2020. The Company recorded incremental inventory-related charges of $41.9 million in the first half of fiscal 2020, primarily due to disruptions related to COVID-19. Operating margin improved to 15.3%, compared to (4.9)% in the prior year period. Adjusted operating income (a non-GAAP measure) increased $224.2 million to $239.0 million, compared to $14.8 million in the first half of fiscal 2020. Adjusted operating margin increased to 15.6%, compared to 1.3% in the prior year period, reflecting strong product demand, including improved price realization, the absence of COVID-related inventory provisions, and expense leverage.
Net income was $157.8 million, or $3.58 per diluted share, compared to net loss of $70.5 million, or $1.64 per diluted share, in the first half of fiscal 2020. Adjusted net income (a non-GAAP measure) was $160.7 million, compared to an adjusted net loss of $11.2 million in the first half of fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) was $3.64, compared to adjusted loss per diluted share of $0.26 in the first half of fiscal 2020.
Cash flow from operations in the first half of fiscal 2021 was $49.5 million compared to $237.4 million in the first half of fiscal 2020. The decline primarily reflected changes in vendor payment terms, partially offset by meaningfully higher net income.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Liquidity and Financial Position
The Company’s total liquidity at the end of the second quarter of fiscal 2021 was $1.87 billion, comprised of cash and cash equivalents of $1.12 billion and $746 million in unused borrowing capacity on the Company’s $750 million secured revolving credit facility.
Return of Capital
In the second quarter of fiscal 2021, the Company paid a cash dividend of $0.40 per share totaling $17.6 million. The Company’s Board of Directors will evaluate future distributions of capital, including dividends and share repurchases, based on a number of factors, including restrictions under the Company’s revolving credit facility, business conditions, the Company’s financial performance, and other considerations.
Environmental, Social, and Governance Update
Today the Company issued its 2020 Corporate Social Responsibility (CSR) report. This inaugural report outlines the Company’s long-term commitments and initiatives associated with each of its three CSR strategic pillars: people, product, and planet. The report may be accessed at ir.carters.com.
2021 Business Outlook
The Company’s revised outlook for fiscal year 2021 reflects stronger than expected performance in the first half, and improved second half sales and adjusted earnings compared to those contemplated in its previous guidance. Factors expected to benefit the Company’s performance in the second half of fiscal

2021 include its market-leading product assortments, structural changes made during the pandemic, such as improved assortment productivity, inventory management and marketing effectiveness, and the benefit of government stimulus. Marketplace risks that could adversely affect financial results in the second half of 2021 include supply chain disruptions, higher transportation costs, COVID-19 case trends, consumer traffic, international consumer demand, and pandemic-related birth count declines.
Factors forecasted to adversely affect the comparability of second half 2021 results to the prior year period include: changes in the timing of wholesale shipments, permanent retail store closures, higher transportation costs, investments in marketing, increased compensation provisions, and a 53 week fiscal year in 2020.
For the third quarter of fiscal 2021, the Company projects net sales will be approximately $960 million, adjusted operating income will be approximately $110 million (compared to adjusted operating income of $119.5 million in the third quarter of fiscal 2020), and adjusted diluted earnings per share will be approximately $1.60 (compared to adjusted diluted earnings per share of $1.96 in the third quarter of fiscal 2020). Relative to the third quarter of fiscal 2020, this outlook contemplates higher transportation costs, the absence of the release of inventory reserves in the prior year period, investments in marketing and omnichannel capabilities, and higher compensation provisions. The forecast for adjusted operating income and adjusted diluted earnings per share excludes approximately $1 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies, and a benefit of approximately $0.5 million related to a gain on modifications of previously-impaired leases.
For fiscal 2021 (a 52 week fiscal year), the Company projects net sales will increase approximately 15%, adjusted operating income will be approximately $475 million (compared to adjusted operating income of $279.8 million in fiscal 2020), and adjusted diluted earnings per share will increase approximately 75% (compared to adjusted diluted earnings per share of $4.16 in fiscal 2020). The forecast for adjusted operating income and adjusted diluted earnings per share excludes: 1) approximately $5 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies, 2) approximately $3 million of restructuring costs, and 3) a benefit of approximately $3 million related to a gain on modifications of previously-impaired leases.
Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2021 results and its business outlook on July 30, 2021 at 8:30 a.m. Eastern Daylight Time. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” To participate in the call, please dial 334-777-6978. A replay of the call will be available shortly after the broadcast through August 29, 2021, at 888-203-1112 (U.S. / Canada) or +1 719-457-0820 (international), passcode 9188494. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s future outlook, earnings, and strategy. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$746,400	$514,885	$1,533,761	$1,169,357
Cost of goods sold	379,793	284,073	781,524	687,445
Adverse purchase commitments (inventory and raw materials), net	(2,100)	(4,703)	(8,430)	18,134
Gross profit	368,707	235,515	760,667	463,778
Royalty income, net	6,645	3,588	14,108	10,926
Selling, general, and administrative expenses	267,770	218,149	539,697	487,986
Goodwill impairment	—	—	—	17,742
Intangible asset impairment	—	—	—	26,500
Operating income (loss)	107,582	20,954	235,078	(57,524)
Interest expense	15,295	15,312	30,643	24,176
Interest income	(201)	(423)	(426)	(887)
Other (income) expense, net	(723)	587	(1,640)	5,405
Income (loss) before income taxes	93,211	5,478	206,501	(86,218)
Income tax provision (benefit)	21,608	(2,678)	48,702	(15,680)
Net income (loss)	$71,603	$8,156	$157,799	$(70,538)

Basic net income (loss) per common share	$1.63	$0.19	$3.59	$(1.64)
Diluted net income (loss) per common share	$1.62	$0.19	$3.58	$(1.64)
Dividend declared and paid per common share	$0.40	$—	$0.40	$0.60

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Two Fiscal Quarters Ended
	July 3, 2021	% of Total Net Sales	June 27, 2020	% of Total Net Sales	July 3, 2021	% of Total Net Sales	June 27, 2020	% of Total Net Sales
Net sales:
U.S. Retail	$423,627	56.8%	$316,016	61.4%	$830,694	54.2%	$636,733	54.5%
U.S. Wholesale	231,630	31.0%	151,744	29.5%	515,007	33.6%	403,874	34.5%
International	91,143	12.2%	47,125	9.1%	188,060	12.2%	128,750	11.0%
Consolidated net sales	$746,400	100.0%	$514,885	100.0%	$1,533,761	100.0%	$1,169,357	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$87,080	20.6%	$23,720	7.5%	$163,600	19.7%	$(8,656)	(1.4)%
U.S. Wholesale	40,592	17.5%	21,192	14.0%	110,650	21.5%	23,423	5.8%
International	9,007	9.9%	(5,514)	(11.7)%	18,741	10.0%	(33,219)	(25.8)%
Corporate expenses (*)	(29,097)	n/a	(18,444)	n/a	(57,913)	n/a	(39,072)	n/a
Consolidated operating income (loss)	$107,582	14.4%	$20,954	4.1%	$235,078	15.3%	$(57,524)	(4.9)%

(*)    Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

(dollars in millions)	Fiscal Quarter Ended July 3, 2021			Two Fiscal Quarters Ended July 3, 2021
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Incremental costs associated with COVID-19 pandemic	$0.5	$0.4	$0.1	$1.6	$1.3	$0.3
Restructuring costs (1)	(0.6)	—	2.3	(0.6)	0.1	2.3
Retail store operating leases and other long-lived asset impairments, net of gain (2)	(0.4)	—	—	(1.9)	—	—
Total charges (3)	$(0.5)	$0.4	$2.4	$(0.9)	$1.4	$2.6
(1)Fiscal quarter and two fiscal quarters ended July 3, 2021 include $2.3 million of costs associated with the early exit of the Canada corporate office lease. Fiscal quarter and two fiscal quarters ended July 3, 2021 also includes corporate charges related to organizational restructuring of $0.5 million and $0.9 million, respectively.
(2)Related to gains on the modification of previously impaired retail store leases.
(3)Total charges for two fiscal quarters ended July 3, 2021 exclude a customer bankruptcy recovery of $38,000.

(dollars in millions)	Fiscal Quarter Ended June 27, 2020			Two Fiscal Quarters Ended June 27, 2020
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Restructuring costs (1)(2)	$1.6	$0.7	$1.3	$3.0	$1.3	$1.6
Goodwill impairment	—	—	—	—	—	17.7
Skip Hop tradename impairment charge	—	—	—	0.5	6.8	3.7
OshKosh tradename impairment charge	—	—	—	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic (2)	4.4	6.9	1.5	6.6	7.1	1.8
Retail store operating leases and other long-lived asset impairments, net of gain	3.7	—	—	5.0	—	—
Total charges	$9.7	$7.6	$2.9	$28.7	$16.8	$25.2
(1)The two fiscal quarters ended June 27, 2020 also includes corporate charges related to organizational restructuring of $1.6 million.
(2)The Company reclassified $0.2 million of employee-related costs from Incremental costs associated with COVID-19 pandemic to Organizational restructuring for the second fiscal quarter and two fiscal quarters ended June 27, 2020.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	July 3, 2021	January 2, 2021	June 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,120,901	$1,102,323	$1,000,581
Accounts receivable, net of allowance for credit losses of $7,130, $5,940, and $9,242, respectively	163,957	186,512	165,578
Finished goods inventories, net of inventory reserves of $15,726, $14,206, and $32,092, respectively	619,617	599,262	672,205
Prepaid expenses and other current assets	66,549	57,927	51,180
Total current assets	1,971,024	1,946,024	1,889,544
Property, plant, and equipment, net of accumulated depreciation of $545,702, $583,980, and $559,142 respectively	231,944	262,345	287,941
Operating lease assets	527,121	593,008	648,505
Tradenames, net	307,768	307,893	308,017
Goodwill	213,195	211,776	208,573
Customer relationships, net	35,777	37,510	38,950
Other assets	29,097	34,024	31,104
Total assets	$3,315,926	$3,392,580	$3,412,634

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$356,826	$472,140	$458,075
Current operating lease liabilities	158,270	185,152	163,665
Other current liabilities	113,240	135,240	80,634
Total current liabilities	628,336	792,532	702,374

Long-term debt, net	990,437	989,530	1,232,649
Deferred income taxes	58,150	52,770	63,850
Long-term operating lease liabilities	484,881	554,497	620,063
Other long-term liabilities	56,618	65,218	60,420
Total liabilities	$2,218,422	$2,454,547	$2,679,356

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at July 3, 2021, January 2, 2021, and June 27, 2020	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 44,011,080, 43,780,075, and 43,636,176 shares issued and outstanding at July 3, 2021, January 2, 2021, and June 27, 2020, respectively	440	438	436
Additional paid-in capital	31,521	17,752	5,539
Accumulated other comprehensive loss	(27,263)	(32,760)	(45,045)
Retained earnings	1,092,806	952,603	772,348
Total stockholders' equity	1,097,504	938,033	733,278
Total liabilities and stockholders' equity	$3,315,926	$3,392,580	$3,412,634

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Two Fiscal Quarters Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income (loss)	$157,799	$(70,538)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property, plant, and equipment	44,613	43,774
Amortization of intangible assets	1,866	1,858
Provisions for excess and obsolete inventory	1,451	23,058
Goodwill impairment	—	17,742
Intangible asset impairments	—	26,500
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	2,056	7,332
Amortization of debt issuance costs	1,497	916
Stock-based compensation expense	12,322	6,485
Unrealized foreign currency exchange loss, net	61	1,621
Provisions for doubtful accounts receivable from customers	1,206	3,036
Unrealized (gain) loss on investments	(1,279)	1,904
Deferred income taxes expense (benefit)	5,817	(10,559)
Effect of changes in operating assets and liabilities:
Accounts receivable	21,620	80,566
Finished goods inventories	(19,663)	(106,922)
Prepaid expenses and other assets(*)	(8,724)	(4,156)
Accounts payable and other liabilities	(171,119)	214,796
Net cash provided by operating activities	$49,523	$237,413

Cash flows from investing activities:
Capital expenditures	$(20,506)	$(16,708)
Proceeds from sale of investments(*)	5,000	1,400
Net cash used in investing activities	$(15,506)	$(15,308)

Cash flows from financing activities:
Proceeds from senior notes due 2025	$—	$500,000
Payment of debt issuance costs	(223)	(7,639)
Borrowings under secured revolving credit facility	—	644,000
Payments on secured revolving credit facility	—	(500,000)
Repurchases of common stock	—	(45,255)
Dividends paid	(17,596)	(26,260)
Withholdings from vesting of restricted stock	(3,698)	(4,789)
Proceeds from exercises of stock options	5,147	2,916
Net cash (used in) provided by financing activities	$(16,370)	$562,973

Net effect of exchange rate changes on cash and cash equivalents	931	1,192
Net increase in cash and cash equivalents	$18,578	$786,270
Cash and cash equivalents, beginning of period	1,102,323	214,311
Cash and cash equivalents, end of period	$1,120,901	$1,000,581
(*)Cash flows for the two fiscal quarters ended June 27, 2020 were revised to reflect the reclassification of $1.4 million proceeds from sale of investments from cash flows from operating activities to cash flows from investing activities.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended July 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$368.7	49.4%	$267.8	35.9%	$107.6	14.4%	$21.6	$71.6	$1.62
Restructuring costs (b)	—		(2.2)		2.2		0.6	1.6	0.04
COVID-19 expenses (c)	—		(1.0)		1.0		0.3	0.8	0.02
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		0.4		(0.4)		(0.1)	(0.3)	(0.01)
As adjusted (a)	$368.7	49.4%	$264.9	35.5%	$110.4	14.8%	$22.4	$73.7	$1.67

	Two Fiscal Quarters Ended July 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$760.7	49.6%	$539.7	35.2%	$235.1	15.3%	$48.7	$157.8	$3.58
COVID-19 expenses (c)	—		(3.2)		3.2		0.8	2.4	0.05
Restructuring costs (b)	—		(2.7)		2.7		0.7	2.0	0.05
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		1.9		(1.9)		(0.5)	(1.5)	(0.03)
As adjusted (a) (g)	$760.7	49.6%	$535.8	34.9%	$239.0	15.6%	$49.7	$160.7	$3.64

	Fiscal Quarter Ended June 27, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes (Benefit)	Net Income	Diluted EPS
As reported (GAAP)	$235.5	45.7%	$218.1	42.4%	$21.0	4.1%	$(2.7)	$8.2	$0.19
COVID-19 expenses (c)	—		(12.8)		12.8		3.1	9.7	0.22
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(3.7)		3.7		0.9	2.8	0.06
Restructuring costs (b)	—		(3.7)		3.7		0.8	2.8	0.07
As adjusted (a)	$235.5	45.7%	$198.0	38.5%	$41.1	8.0%	$2.1	$23.6	$0.54

	Two Fiscal Quarters Ended June 27, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating (Loss) Income	% Net Sales	Income Taxes (Benefit)	Net (Loss)	Diluted EPS
As reported (GAAP)	$463.8	39.7%	$488.0	41.7%	$(57.5)	(4.9)%	$(15.7)	$(70.5)	$(1.64)
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.47
Goodwill impairment (f)	—		—		17.7		—	17.7	0.41
COVID-19 expenses (c)	—		(15.5)		15.5		3.7	11.8	0.27
Restructuring costs (b)	—		(7.5)		7.5		1.7	5.8	0.13
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(5.0)		5.0		1.2	3.8	0.09
As adjusted (a)	$463.8	39.7%	$459.9	39.3%	$14.8	1.3%	$(2.7)	$(11.2)	$(0.26)

	Fiscal Quarter Ended September 26, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$383.7	44.4%	$279.3	32.3%	$113.5	13.1%	$19.0	$81.2	$1.85
COVID-19 expenses (c)	—		(3.3)		3.3		0.8	2.5	0.06
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(1.5)		1.5		0.4	1.1	0.03
Restructuring costs (b)	—		(1.2)		1.2		0.2	1.0	0.02
As adjusted (a)	$383.7	44.4%	$273.2	31.6%	$119.5	13.8%	$20.4	$85.9	$1.96

	Fiscal Year Ended January 2, 2021 (53 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,313.4	43.4%	$1,105.6	36.6%	$189.9	6.3%	$25.3	$109.7	$2.50
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (c)			(21.4)		21.4		5.2	16.2	0.37
Restructuring costs (b)	—		(16.6)		16.6		3.8	12.9	0.29
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(7.6)		7.6		1.8	5.8	0.13
As adjusted (a)	$1,313.4	43.4%	$1,059.9	35.0%	$279.8	9.3%	$42.3	$182.6	$4.16

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income (loss), income tax (benefit), net income (loss), and net income (loss) on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net (loss) income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(c)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(d)Impairments include an immaterial gain on the remeasurement of retail store operating leases.
(e)Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.
(f)Goodwill impairment charge recorded in the International segment.
(g)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME (LOSS) ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	43,445,780	43,162,571	43,408,262	43,259,103
Dilutive effect of equity awards (a)	169,631	147,480	151,468	—
Diluted number of common and common equivalent shares outstanding	43,615,411	43,310,051	43,559,730	43,259,103
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income (loss) per common share:
Net income (loss)	$71,603	$8,156	$157,799	$(70,538)
Income allocated to participating securities	(860)	(86)	(1,896)	(252)
Net income (loss) available to common shareholders	$70,743	$8,070	$155,903	$(70,790)
Basic net income (loss) per common share	$1.63	$0.19	$3.59	$(1.64)
Diluted net income (loss) per common share:
Net income (loss)	$71,603	$8,156	$157,799	$(70,538)
Income allocated to participating securities	(857)	(86)	(1,890)	(252)
Net income (loss) available to common shareholders	$70,746	$8,070	$155,909	$(70,790)
Diluted net income (loss) per common share	$1.62	$0.19	$3.58	$(1.64)
As adjusted (b):
Basic net income (loss) per common share:
Net income (loss)	$73,700	$23,559	$160,687	$(11,203)
Income allocated to participating securities	(886)	(249)	(1,931)	(253)
Net income (loss) available to common shareholders	$72,814	$23,310	$158,756	$(11,456)
Basic net income (loss) per common share	$1.68	$0.54	$3.66	$(0.26)
Diluted net income (loss) per common share:
Net income (loss)	$73,700	$23,559	$160,687	$(11,203)
Income allocated to participating securities	(883)	(248)	(1,925)	(253)
Net income (loss) available to common shareholders	$72,817	$23,311	$158,762	$(11,456)
Diluted net income (loss) per common share	$1.67	$0.54	$3.64	$(0.26)

(a)For the two fiscal quarters ended June 27, 2020, there were 230,286 potentially dilutive equity awards that were excluded from the diluted earnings per share calculation because the Company incurred a net loss for this period and their inclusion would be anti-dilutive.
(b)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $2.1 million and $2.9 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended July 3, 2021, respectively. The Company has excluded $15.4 million and $59.3 million in after-tax (benefit) expenses from these results for the fiscal quarter and two fiscal quarters ended June 27, 2020, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Two Fiscal Quarters Ended		Four Fiscal Quarters Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020	July 3, 2021
Net income (loss)	$71.6	$8.2	$157.8	$(70.5)	$338.1
Interest expense	15.3	15.3	30.6	24.2	62.5
Interest income	(0.2)	(0.4)	(0.4)	(0.9)	(1.1)
Income tax expense (benefit)	21.6	(2.7)	48.7	(15.7)	89.6
Depreciation and amortization	22.4	22.3	46.5	45.6	94.8
EBITDA	$130.7	$42.6	$283.2	$(17.3)	$584.0

Adjustments to EBITDA
Intangible asset impairment (a)	$—	$—	$—	$26.5	$—
Goodwill impairment (b)	—	—	—	17.7	—
COVID-19 expenses (c)	1.0	12.8	3.2	15.5	9.0
Restructuring costs (d)	2.2	3.6	2.7	7.5	11.3
Retail store operating leases and other long-lived asset impairments, net of gain (e)	(0.9)	3.7	(3.0)	5.0	(0.4)
Total adjustments	2.3	20.1	2.9	72.3	19.9
Adjusted EBITDA (f)	$133.0	$62.7	$286.0	$55.0	$604.0

(a)Related to the write-down of the OshKosh and Skip Hop tradename assets.
(b)Goodwill impairment charge recorded in the International segment.
(c)Expenses incurred due to the COVID-19 pandemic.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter, two fiscal quarters, and four fiscal quarters ended July 3, 2021 exclude $0.5 million, $1.1 million, and $1.5 million of depreciation expense included in the corresponding depreciation and amortization line item, respectively.
(e)Impairments include gain on the remeasurement of retail store operating leases.
(f)Adjusted EBITDA for two fiscal quarters and four fiscal quarters ended July 3, 2021 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (f) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and two fiscal quarters ended July 3, 2021:

	Fiscal Quarter Ended
	Reported Net Sales July 3, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales July 3, 2021	Reported Net Sales June 27, 2020	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$746.4	$8.0	$738.4	$514.9	45.0%	43.4%
International segment net sales	$91.1	$8.0	$83.1	$47.1	93.4%	76.4%

	Two Fiscal Quarters Ended
	Reported Net Sales July 3, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales July 3, 2021	Reported Net Sales June 27, 2020	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$1,533.8	$11.2	$1,522.6	$1,169.4	31.2%	30.2%
International segment net sales	$188.1	$11.2	$176.9	$128.8	46.1%	37.4%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.